Exhibit 10.51


              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION



                        SUPPLY AND DISTRIBUTION AGREEMENT

THIS SUPPLY, DISTRIBUTION AND MARKETING AGREEMENT (the "Agreement") is hereby entered into and effective as of September 4, 2003 (the "Effective Date") by and between Advancis Pharmaceutical Corporation ("Advancis"), a Delaware corporation, having an address at 20425 Seneca Meadows Parkway, Germantown, MD 20876, and Par Pharmaceutical, Inc. ("Par"), a Delaware corporation with offices located at One Ram Ridge Road, Spring Valley, New York 10977.

WHEREAS, Advancis is engaged in the development of pharmaceutical products and wishes to provide Par with rights to promote, sell and distribute certain of its products in the Territory;

WHEREAS, Par desires to market and sell certain of Advancis's products in the Territory NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

     1.1. "ACQUISITION PRICE" means Par's actual out of pocket expense for API and fully packaged Product as paid to Advancis or to a Third Party manufacturer.

     1.2. "ADVANCIS APPLICABLE PERCENTAGE" means [***] or the percentage set forth in Section 6.6 in the event that Advancis reduces the Advancis Applicable Percentage pursuant to Section 6.6.

     1.3. "AFFILIATE(S)" means any Person (defined below) which directly or indirectly controls, is controlled by, or under common control with a Party. For purposes of the foregoing definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by", and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise.

     1.4. "ANDA" means an Abbreviated New Drug Application filed with the FDA with respect to Product.

     1.5.  "API" means the active pharmaceutical ingredient clarithromycin.

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     1.6.  "APPLICABLE LAWS" means all applicable laws,  rules,  regulations and guidelines that may apply to the development, marketing or sale of the Product in the Territory or the performance of either Party's obligations under this Agreement including laws, regulations and guidelines governing the import, export, development, marketing, distribution and sale of the Product, to the extent applicable and relevant, and including all current Good Manufacturing Practices or current Good Clinical Practices or similar standards or guidelines promulgated by the FDA and including trade association guidelines, where applicable, as well as U.S. export control laws and the U.S. Foreign Corrupt Practices Act.

     1.7. "APPROVED MANUFACTURING CONTRACT(S)" means the manufacturing contracts with respect to API and Product between Advancis and a Third Party(ies) pursuant to Section 5.1 that has been approved by Par.

     1.8. "COMMERCIAL EXPENSES" means commercially reasonable costs and expenses related solely to marketing (including promotional activities, symposia, and the like), selling and distributing the Product that are incurred by Par. Commercial Expenses shall not exceed five (5) percent of Net Sales.

     1.9. "COMMERCIAL LAUNCH" or "COMMERCIALLY LAUNCH" means the first introduction in the United States of Product by Par, or a Par Affiliate to each of a major retail chain and a major distributor (as those terms are commonly understood in the industry) after the FDA has approved the ANDA for the Product.

     1.10. "Competing Product" means any pharmaceutical product that is either A/B rated to Biaxin(R) XL Filmtab(R) or which posses substantially the same pharmacokinetic profile as Biaxin(R) XL Filmtab(R)

     1.11. "CONFIDENTIAL INFORMATION" means with respect to a Party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, techniques and all non-public Intellectual Property Rights (defined below)), and all tangible and


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           intangible  embodiments  thereof  of any kind  whatsoever  (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such Party to the other Party and is marked, identified
           or  otherwise   acknowledged  to  be  confidential  at  the  time  of
           disclosure  to  the  other  Party.   Notwithstanding  the  foregoing,
           Confidential Information of a Party shall not include information which the other Party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the other Party, (b) to have become publicly known, without fault on the part of the other Party, subsequent to disclosure of such information by the disclosing Party to the other Party, (c) to have been received by the other Party free of an obligation of confidentiality at any time from a source, other than the disclosing Party, rightfully having possession of and the right
           to   disclose   such   information   free   of   an   obligation   of
           confidentiality, (d) as demonstrated by written records, to have been otherwise known by the other Party prior to disclosure of such information by the disclosing Party to the other Party, or (e) to have been independently developed by employees or agents of the other Party without the use of such information disclosed by the disclosing Party to the other Party.

     1.12. "GMP" means current Good Manufacturing Practices promulgated by the FDA.

     1.13. "FDA" means the United States Food and Drug Administration or any successor agency thereto.

     1.14. "IMPROVEMENTS"  means  any and  all  improvements,  enhancements,  or modifications of the Product, including any different dosage strengths or delivery forms (e.g. capsules vs. tablets etc.) of the Product.

     1.15. "INTELLECTUAL PROPERTY RIGHTS" means without limitation all of the following which relates to or underlies or arises out of the Product:
           (i) patent applications, continuation applications, continuation in part applications, divisional applications, any corresponding foreign patent applications to any of the foregoing, and any patents that may grant or may have been granted on any of the foregoing, including reissues, re-examinations and extensions; (ii) all know-how, trade secrets, inventions (whether patentable or otherwise), data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether patentable or not; (iii) copyrightable works, copyrights and applications, registrations and renewals in connections with the Product; (iv) other proprietary rights; and (v) copies and tangible embodiments of any one or more of the foregoing.

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     1.16. "LABEL,"  "LABELED" or "LABELING"  means all labels and other written printed or graphic matter upon (i) the Product or any container or wrapper utilized with the Product, or (ii) any written material accompanying the Product, including without limitation, package inserts.

     1.17. "NET PROFIT" means the difference between Net Sales and Par's Total Cost of Product.

     1.18. "NET SALES" means the dollar amount determined by deducting from the gross invoiced sales price billed for the Product sold by Par, or by an Affiliate of Par, or by a permitted sub-licensee, as the case may be, in the Territory to Third Parties in arms length transactions, the following: (i) all applicable sales credits accrued in accordance with accounting principles generally accepted in the United States,
           (ii) payments or rebates incurred pursuant to federal, state and local government assistance programs, whether in existence now or enacted at any time hereafter, (iii) costs for transit insurance, freight, handling or other transportation, (iv) customs duty, sales, use or excise taxes and (v) the write-off of bad debt not to exceed one percent (1%) of Net SALES. Sales credits accrued in accordance with accounting principles generally accepted in the United States can include credits or discounts related to the following: (i) customer returns, returned goods allowances including those made as part of a recall, billing and shipping errors, rejected goods and damaged goods (ii) cash or terms discounts (iii) customer rebate programs (iv) chargebacks and administration fees or similar credits or payments granted to customers pursuant to contract or other purchases (v) sales promotions, trade show discounts and stocking allowances and (vi) price adjustments, including those on customer inventories following price changes.

     1.19. "PACKAGING" means all primary containers, including bottles, cartons, shipping cases or any other like matter used in packaging or accompanying the Product.

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     1.20. "PAR AGREEMENTS" means any and all agreements between Par and a Third
           Party with respect to manufacture, sale, distribution and marketing of Product. The Par Agreements include the Approved Manufacturing Agreements assigned to Par.

     1.21. "PAR APPLICABLE PERCENTAGE" means 100% minus the Advancis Applicable Percentage.

     1.22. "PERSON" means an individual, corporation, partnership, limited liability company, firm, association, joint venture, estate, trust, governmental or administrative body or agency, or any other entity.

     1.23. "PRODUCT" means clarithromycin extended-release 500 mg tablets which are A/B rated to Biaxin(R) XL Filmtab(R).

     1.24. "REGULATORY APPROVALS" shall mean any approvals, product and/or establishment licenses, registrations or authorizations, including without limitation approvals under ANDAs which are necessary for the commercial manufacture, use, storage, importation, transport, promotion, pricing or sale of the Product in the Territory.

     1.25. "TERRITORY" means Canada and the United States its territories, possessions and the Commonwealth of Puerto Rico.

     1.26. "THIRD PARTY(IES)" means a person other than a Party or its Affiliate.

     1.27. "TOTAL COST" means the sum of Commercial Expenses and Acquisition Price for the Product.

     1.28. "TRADEMARK" means any and all trademarks, trademark applications and trademark registrations with respect to Product in the Territory.

                             ARTICLE 2. DEVELOPMENT

     2.1. GENERAL DEVELOPMENT RESPONSIBILITIES. Subject to Advancis' rights and obligations under this Agreement, Advancis shall have the sole control and responsibility for developing the Product, except that Par shall have sole control of and responsibility for preparing any patent certifications and related notice letters in connection with the ANDA for the Product. Advancis responsibilities shall include, without limitation, the following:

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         2.1.1. Developing a formulation for the Product A/B rated by the FDA to
                Biaxin(R) XL clarithromycin extended release tablets.

         2.1.2. Advancis shall keep Par reasonably informed of the progress of the development of the Product.

         2.1.3. Conducting,   without   limitation,   all   necessary   testing,
                analytical studies, and human bioequivalence studies necessary to support an ANDA for the Product.

     2.2. COMPLIANCE. Advancis shall comply with, and shall require compliance with by its Third Party contractors, all Applicable Laws in the conduct of all activities associated with the development of the Product.

     2.3. DEVELOPMENT EXPENSES. Advancis shall be responsible for all costs and expenses associated with the development of the Product, including, without limitation, internal and third party costs and expenses related to materials (e.g. API), facilities, personnel, analytical testing (e.g., outside laboratory expenses) and human bioequivalence studies (e.g., pilot and pivotal biostudies).

                         ARTICLE 3. REGULATORY APPROVAL

     3.1. INITIAL ANDA OWNERSHIP. Until such time as the ANDA is transferred to Par pursuant to Section 6.5, the ANDA for the Product shall be owned exclusively by Advancis.

     3.2. PROSECUTION. Advancis shall use commercially reasonable efforts to perform a first pivotal biostudy with respect to the bioequivalency of the existing formulation of Product with respect to Biaxin(R) XL Filmtab(R), and if successful to thereafter use commercially reasonable efforts to prepare, file, and prosecute the ANDA for the Product.

     3.3. EXPENSES. Advancis shall have sole responsibility for all expenses associated with preparing, filing and prosecuting the ANDA for the Product.

     3.4. PROGRESS UPDATES. Advancis shall keep Par informed of the progress of the prosecution of the ANDA for the Product, including providing Par with good faith projections of the approximate time at which approval of the ANDA may be expected and providing Par with notice of any negative communications from the FDA which could affect approval timing.

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     3.5.  COOPERATION.  Each Party  agrees to provide  the other Party with all information in its possession or control that is necessary for the other Party to comply with any applicable reporting requirements. Par shall use commercially reasonable efforts to make its regulatory
           personnel   available  to  consult  with   Advancis   regarding   the
           prosecution of the ANDA for the Product.

     3.6. In the event that a first pivotal biostudy of the existing formulation of Product fails to demonstrate that such formulation is bioequivalent to Biaxin(R) Filmtab(R), then the parties shall negotiate in good faith an amendment to the terms and conditions of this Agreement with respect to further development of Product and the financial terms thereof and if the parties fail to reach agreement as to such an amendment within sixty (60) days after Advancis provides to Par the final report of the results of such study furnished by the contract research organization that conducted the study, then this Agreement shall terminate.

                          ARTICLE 4. COMMERCIALIZATION

     4.1. LICENSE GRANT. Advancis hereby grants to Par an exclusive license under its rights in and to the Regulatory Approvals for the Product and under its Intellectual Property rights associated with the Product, to import, market, use, manufacture, have manufactured, promote, distribute and sell the Product in the Territory. The foregoing license shall include the right for Par to appoint sub-contractors to market, distribute and sell the Product within the Territory. The license granted under this Section 4.1 is subject to a license retained by Advancis to develop Product pursuant to this Agreement.

     4.2.  MARKETING AND DISTRIBUTION OBLIGATIONS.

         4.2.1. The Parties agree to work together in good faith to develop a marketing and/or branding strategy for the Product. Ultimate responsibility and decision making control with regard to marketing and pricing of the Product shall belong solely to Par.

         4.2.2. Subject to Section 15.12, Par agrees to use commercially reasonable efforts to market, promote, distribute and sell the Product in the Territory consistent with Par's efforts in regard


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                to its other premier generic or branded products, as applicable.
                Par agrees to comply and shall require all of its Third Party contractors to comply with all Applicable Laws in the conduct of activities with respect to marketing, promotion distribution and sale of Product in the Territory.

         4.2.3. Par will not use the Product as a loss leader or bundle the Product in any fashion which decreases the revenue directly attributable to the Product.

     4.3. COMMERCIAL LAUNCH. Par's management, and its board of directors, shall have the ultimate decision-making authority with respect to the scale and timing of the Commercial Launch of the Product.

           (a) Subject to Section 4.3(b), Par agrees to Commercially Launch the Product before the later of June 1, 2005 or six (6) months after Regulatory Approval.

           (b) Par's obligations to Commercially Launch the Product shall be suspended during the existence of any one or more of the following:

                 (i) Par is engaged in litigation with respect to Intellectual Property Rights of a Third Party that concern Product or Par is in good faith negotiations with a Third Party to obtain a license to Intellectual Property Rights that affect the ability to market Product; or

                 (ii) there is a court order that, in the United States, Product infringes a valid claim of a patent of a Third Party or Advancis is prohibited from marketing the product by any judgment, order, injunction, decree or award of any court, administrative agency, or arbitrator or government body; or

                 (iii) Subject  to  4.3(c),  Par  is  acting  in a  commercially reasonable fashion in consideration of reasonable threats of patent infringement. Par agrees to keep Advancis informed regarding such potential patent issues.

           (c) In the event that Par has not yet launched the product pursuant to Section 4.3(b)(iii) above and Advancis desires to nevertheless launch the Product Advancis will so notify Par. Following such notice, Advancis may if it so chooses seek in good faith an opinion of counsel, which counsel is reasonably acceptable to Par, that such patents that Par is considering pursuant to Section 4.3(b)(iii) are not infringed and/or invalid and/or unenforceable. If Advancis receives such an opinion, Advancis will notify Par and provide a copy of the opinion to Par for its review. If after 45 days ("Par's review period") Par has not notified Advancis that it intends to launch the Product and otherwise comply with the requirements of

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           this  Section  4.3  Advancis  shall  have the right to seek to have a
           Third Party launch and market the Product or launch and market the Product itself and this Agreement shall automatically terminate as of either (1) the date that Advancis has entered into such an agreement with the Third Party or (2) the date that Advancis launches the Product. With respect to the foregoing item (2), Par hereby agrees that following Par's forty-five (45) day review period Advancis shall be free to enter into such arrangements as necessary to launch and market the Product on its own in reliance upon the ultimate termination of this Agreement and to the extent required Par grants a license under its rights under this Agreement in order to implement such launch.

           (d)         In the event  that this  Agreement  is  terminated  under
          Section 4.3(c), Advancis agrees to refund to Par any amounts paid to Advancis under Section 6.2 of this Agreement. Advancis agrees to make such payments at the rate of 50% of its revenue in connection with the Product.

     4.4. COMPETITIVE ACTIVITIES. Subject to Section 4.3(c), during the term of this Agreement, Advancis shall not develop, make, have made, sell, offer for sale, distribute or otherwise make available (nor contract with a third Party to do any of the foregoing) the Product or any Competing Product to any Person in the Territory other than Par. During the term of this Agreement Par shall not market, promote, sell, offer for sale, distribute or otherwise make available (nor contract with a third Party to do any of the foregoing) the Product or any Competing Product, except as supplied to Par by Advancis or a mutually agreed third party manufacturer, to any Person in the Territory.

     4.5. RECALL. In the event that either Party believes it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any Product sold under this Agreement (a "Recall"), Advancis and Par shall promptly consult with each other as to how best to proceed, it being understood and agreed that the final decision as to any Recall of any Product shall be made by Par; provided however, that neither Par nor Advancis shall be prohibited hereunder from taking any action that it

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           is  required  to take by  Applicable  Law.  The cost of any Recall of
           Product shall be paid for by the Parties in accordance with the Par Applicable Percentage and the Advancis Applicable Percentage. Any Recall required because of a negligent or illegal act or omission in the handling, storage or distribution of Product by Par shall be at Par's sole expense.

                         ARTICLE 5. SUPPLY AND PURCHASE

     5.1. Advancis agrees to enter into a contract with one or more Third Parties to manufacture API and to produce Product containing API. Advancis shall not sign any such contract(s) until Par in writing approves the terms and conditions thereof, which approval shall not be withheld or delayed unreasonably.

     5.2. Until assignment of the Approved Manufacturing Contract, Advancis agrees to supply Product to Par and Par agrees to order, accept and pay for Product and API in accordance with the terms and conditions of the Approved Manufacturing Contracts.

     5.3. The only warranties with respect to API and Product shall be those provided by the Third Party manufacturer in the Approved Manufacturing Contracts and Advancis shall have no liability with respect to any breach of any such warranties. At the request of Par, to the extent that there is any breach of any warranty under an Approved Manufacturing Contract that has not been assigned to Par, Advancis shall bring an action to enforce such warranties and each Party shall bear the cost and expense thereof in accordance with its Applicable Percentage.

     5.4.  PRODUCT REPRESENTATIONS AND WARRANTIES.

         5.4.1. Par warrants that it will use reasonable commercial efforts to market, promote and sell the Product and will comply with all Applicable Laws in the conduct of activities with respect to handling, storage, distribution, marketing, promoting and selling of Product.

     5.5. ADVANCIS shall have no liability to Par with respect to manufacture and supply of Product and the only remedies available to Par with respect to any API or Product supplied under an Approved Manufacturing Contract are those available thereunder.

                         ARTICLE 6. FINANCIAL PROVISIONS

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     6.1.  PRODUCT SUPPLY PRICE. To the extent that Advancis supplies Product to
           Par under the Approved Manufacturing Contracts, Par shall pay for Product and API under the terms and conditions of the Approved Manufacturing Contracts.

     6.2. MILESTONE PAYMENTS. Provided that executed Approved Manufacturing Contracts are in place for the supply of API and for the manufacturing and supply of finished Product, Par shall make the following milestone payments to Advancis which may in the aggregate amount to up to Six Million U.S. dollars ($6,000,000):

         6.2.1. Upon demonstration by Advancis that the Product meets the FDA's statistical criteria for bioequivalence to Biaxin(R) XL clarithromycin extended release tablets Par shall pay to Advancis [***] .

         6.2.2. Upon the later of January 7, 2004 or the receipt of written notice from the FDA that the ANDA for the Product has been accepted, Par shall pay to Advancis [***] .

         6.2.3. Upon Commercial Launch of the Product by Par, Par shall pay to Advancis [***] .

         6.2.4. If after one hundred and eighty (180) days following Commercial Launch of the Product by Par there is no more than one other ANDA (in addition to the Advancis/Par ANDA) approved for a product bioequivalent to Biaxin(R) XL clarithromycin extended release tablets, Par shall pay to Advancis [***] . In the event that executed Approved Manufacturing Agreements for both API and finished and packaged Product are not in place for the supply of API and for the manufacturing and supply of Product at the time of achieving the foregoing milestones, such Milestone Payments shall only become due and payable upon the execution of such agreements for the supply of clarithromycin API and for the manufacturing and supply of finished Product to Par.

     6.3. NET PROFITS. Net profits shall be determined on a calendar quarter by calendar quarter basis. Par shall pay to Advancis the Advancis Applicable Percentage of Net Profits for a calendar quarter within thirty (30) days of the end of each calendar quarter in which sales of Product have been made by Par. Each Net Profit payment shall be

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           accompanied by a copy of a calculation of the amount due and payable, including a statement as to Net Sales, Acquisition Price and Commercial Expenses.

     6.4. RECORDS AND AUDITS. Advancis shall have the right once each calendar year, at its own expense, for any period during which Product is sold by Par hereunder and for one (1) year thereafter, to have an independent public accountant, reasonably acceptable to Par, audit the relevant financial books and records of account of Par at normal business hours, upon reasonable demand, to determine or verify the amounts due and payable to Advancis hereunder. If errors of five percent (5%) or more in Advancis's favor are discovered as a result of such audit, Par shall reimburse Advancis for the expense of such audit and pay the deficiency with interest immediately at the prime rate set forth in the Wall Street Journal, Eastern Edition plus two percent (2%). As a condition to such examination, the independent public accountant selected by Advancis shall execute a written agreement, reasonably satisfactory in form and substance to Par, to maintain in confidence all information obtained during the course of any such examination except for disclosure to Advancis as necessary for the above purpose.

     6.5. Six months after Commercial Launch of Product in the United States, Advancis agrees to assign to Par the Regulatory Approvals and the Approved Manufacturing Contracts in each case for no additional consideration.

     6.6. (a) At any time up until three (3) months after Commercial Launch, by written notice from Advancis to Par, Advancis shall have the right to reduce the Advancis Applicable Percentage to [***], at which time, if not previously assigned, Advancis shall assign to Par the Regulatory Approvals and the Approved Manufacturing Contracts.

                 (b) In the event that Advancis reduces or has reduced the Advancis Applicable Percentage under Section 6.6(a) and there is an accusation and/or court action that Product sold by Par infringes a patent of a Third Party and as a result of an unappealed or unappealable court decision or as a result of a settlement or compromise, Par is able to continue sale of Product in the United States, then Par shall pay to Advancis in addition to any other amounts paid or to be paid hereunder an amount equal to [***] of Net

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           Profits of Product sold after the date of such reduction and prior to the date of such decision, settlement or compromise, and thereafter the Advancis Applicable Percentage shall be [***] .

                     ARTICLE 7. COMMERCIALIZATION COMMITTEE

     7.1. ESTABLISHMENT OF THE COMMERCIALIZATION COMMITTEE. Promptly after the Effective Date, the Parties will form a committee (the "Commercialization Committee") to be comprised of two (2) representatives of each of Advancis and Par. Each Party shall have the right from time to time to substitute new members, on a permanent or temporary basis, for any of its previously designated members of the Commercialization Committee. Each Party shall bear its own costs associated with participation in the Commercialization Committee.

     7.2. PURPOSE AND RESPONSIBILITIES OF THE COMMERCIALIZATION COMMITTEE. The Commercialization Committee shall oversee the commercialization of the Product, including (i) the timelines for and occurrence of milestones, general timelines for commercial launch, following launch to monitor marketing and sales of Product, and such other matters as are provided to the Commercialization Committee by mutual agreement of the Parties. The Commercialization Committee shall not have any authority to impose financial, cost or other obligations on either party in excess of those expressly set forth in this Agreement unless expressly consented to in writing by such party.

     7.3. COMMERCIALIZATION COMMITTEE MEETINGS. During the term of this Agreement, the Commercialization Committee shall meet at least once each calendar quarter or at such other frequency as the Commercialization Committee agrees. The Parties shall meet on a date and time and at a location agreed to by the Commercialization Committee. Upon written notice by either Party to the other that a meeting is required or requested, a meeting will be held within thirty (30) calendar days of such notice on a date and time and at a location to be agreed upon by the Parties, or sooner if warranted by the circumstances. Notice requesting such a meeting shall include

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           adequate  information  describing  the activity to be  reviewed.  Any meetings of the Commercialization Committee may be held in person at a location to be agreed to by the Parties, or by videoconference or teleconference. A reasonable number of additional representatives of
           either  Party   including   outside   consultants   and   independent
           contractors, subject to the other party's reasonable consent) may attend meetings of the Commercialization Committee in a non-voting
           capacity.   At  least  one  week   prior  to  any   meeting   of  the
           Commercialization Committee, each Party shall provide the other with a a proposed agenda of the matters to be discussed at such meeting. Within (30) days after each meeting, the Commercialization Committee
           chairperson   will  provide  the  Parties   with  a  written   report
           describing, in reasonable detail, the status of the Product including pricing and marketing data, a summary of the results and progress to date, the issues requiring resolution and the agreed resolution of previously reported issues.

                        ARTICLE 8. INTELLECTUAL PROPERTY

     8.1. GENERAL OWNERSHIP. Par understands and agrees that as between the Parties, ownership of all intellectual property shall be determined in accordance with U.S. patent law.

     8.2. THIRD PARTY INFRINGEMENT. To the extent that any Third Party asserts patent infringement against Par and/or Advancis or any of their Affiliates in connection with this Agreement or the Product, Par shall have sole control in addressing such assertions and in managing and conducting any related litigation using counsel of its choice. Par agrees to keep Advancis and its nominated legal counsel informed with respect to the progress of such claims and to disclose to Advancis' counsel all papers filed or served in the action and all material decisions issued by the courts in such matters. Following the execution of a mutually agreeable joint privilege agreement, Advancis, and its nominated counsel in furtherance of the mutual defense shall be allowed full access to Par's designated legal counsel in connection with the defense and shall be allowed to participate in the development of the litigation strategy. The counsel nominated by Par shall represent both Par and Advancis where both Par and Advancis are parties to the suit. Neither Party shall agree to any settlement of any disputes with a Third Party that pertain to the Product without the express written consent of the other Party, which consent shall not be unreasonably withheld. Advancis and Par shall share equally in all expenses, costs, and fees

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           associated  with all of the  foregoing set forth in this Section 8.2, except that Par shall be responsible for one hundred percent (100%) thereof in the event that Advancis reduces the Advancis Applicable Percentage under Section 6.6.

     8.3. Advancis and Par agree to cooperate with each other with regard to assessing, avoiding and defending against threats of infringement of Third Party Intellectual Property Rights; provided however, that Advancis shall have no obligation to re-formulate the Product. In this respect the parties agree to enter into a joint defense agreement with respect to infringement, if any, of Third Party Intellectual Property Rights. Without limiting the foregoing, Par agrees to make available to Advancis the evaluation of Intellectual Property Rights of Third Parties made by Par and its counsel with respect to Product within three (3) months of filing an ANDA; and upon approval of an ANDA; and within thirty (30) days of Commercial Launch.

                ARTICLE 9. CONFIDENTIALITY AND PUBLIC DISCLOSURE

     9.1. During the term of this Agreement and for a period of five (5) years thereafter, a Party shall not disclose to any Third Party any Confidential Information received by it hereunder from the other Party or use any such Confidential Information for its own benefit. Each Party agrees to protect Confidential Information received from the other Party at least as well as it would its own proprietary and confidential information

     9.2. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose the other Party's Confidential Information to its
           Affiliates, consultants, outside contractors, collaborators and clinical investigators on a need-to-know basis on condition that such entities or persons agree to keep Confidential Information confidential for the same time periods and to the same extent as required by this Agreement.

         9.2.1. The obligation of a Party not to disclose Confidential Information of the other Party shall not apply to any part of such Confidential Information that is disclosed by a Party pursuant to an order or demand issued by a court or governmental agency or pursuant to a legal proceeding or as otherwise required by law; PROVIDED, HOWEVER that such Party notifies the other Party prior to disclosure, giving the other Party sufficient advance notice to permit it to seek a protective

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                order or other similar  order with respect to such  Confidential
                Information AND PROVIDED FURTHER that such Party furnishes only that portion of the other Party's Confidential Information which it is advised by counsel is legally required.


     9.3. Each Party shall bind all persons having access through it to any Confidential Information to take no steps inconsistent with or preventing such Party from carrying out the terms of this Agreement. Each Party hereby represents to the other that the receiving Party will be responsible for the acts of any officer and/or employee receiving the Confidential Information.


     9.4. Upon termination of this Agreement, each Party, at the request of the other, shall return all Confidential Information disclosed to it hereunder, in whatever form contained, including all notes or memoranda made by its employees, agents, or representatives obtained or derived from any such Confidential Information, including any listing which identifies the documents which were provided.

     9.5. Neither party shall disclose the terms or conditions of this Agreement that have not been previously disclosed to the public or make any public announcement concerning this Agreement without the consent of the other party, which shall not be unreasonably withheld, except such consent shall not be required (i) where such disclosure is required in accordance with any applicable law, rule or regulation (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities are traded), (ii) in connection with an equity investment, loan, financing or similar transaction provided that such disclosure is subject to an obligation of confidentiality except in the case where after reasonable efforts the disclosing party can not obtain such an obligation of confidentiality , (iii) in connection with a consolidation, merger, change in control or sale of all or a portion of the business of a Party or similar transaction subject to an obligation of confidentiality by the receiving party ,
           (iv) in connection with an order of a court or government agency, (v) where such disclosure is made to attorneys, accountants and other advisors to a party subject to an obligation of confidentiality . In the event of a required public announcement, to the extent

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           practicable   under  the   circumstances,   the  party   making  such
           announcement shall provide the other party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other party a reasonable opportunity to review and comment upon the proposed text.

     9.6. The Parties understand and agree that each will be required to make a public disclosure regarding this Agreement as a matter of compliance with the United States laws and regulations of the Securities Exchange commission ("SEC") regarding securities. Without limiting either party's obligations under the securities laws and regulations, the parties agree to work together in good faith to make mutually acceptable public announcements of this Agreement at mutually acceptable times. Additionally, if a party is required to file a copy of this Agreement with any of its SEC filings, it agrees to seek confidential treatment for the Agreement, and to work together with the other party in good faith in seeking such confidential treatment.

                   ARTICLE 10. REPRESENTATIONS AND WARRANTIES

     10.1. Advancis here hereby represents and warrants that as of the Effective
           Date:

         10.1.1. Advancis is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

         10.1.2. Advancis has the power and authority to enter into and be bound by the terms and conditions of this Agreement and to perform its obligations hereunder;

         10.1.3. Advancis has taken all necessary action on its part to authorize the execution and delivery of this Agreement and this Agreement has been duly executed and delivered on behalf of Advancis and constitutes a legal, valid, binding obligation, enforceable against Advancis in accordance with its terms; and,

         10.1.4. Advancis is subject to no legal, contractual or other restrictions, limitations or conditions which conflict with its rights and obligations under this Agreement or which might affect adversely its ability to perform hereunder.

     10.2. Par here hereby  represents  and  warrants  that as of the  Effective
           Date:

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         10.2.1.  Par is a company duly organized,  validly existing and in good standing under the laws of the jurisdiction of its formation;

         10.2.2. Par has the power and authority to enter into and be bound by the terms and conditions of this Agreement and to perform its obligations hereunder;

         10.2.3. Par has taken all necessary action on its part to authorize the execution and delivery of this Agreement and this Agreement has been duly executed and delivered on behalf of Par and constitutes a legal, valid, binding obligation, enforceable against Par in accordance with its terms; and,

         10.2.4. Par is subject to no legal, contractual or other restrictions, limitations or conditions which conflict with its rights and obligations under this Agreement or which might affect adversely its ability to perform hereunder.

     10.3. Advancis represents and warrants that it has not failed to disclose to Par granted United States patents that as of the Effective Date to the knowledge of Advancis should be considered by Par with respect to the potential infringement risks, if any, as to the Product that is being developed by Advancis as of the Effective Date. Appendix A is a list of patents disclosed to Par.

     10.4. NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY HEREUNDER AND DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR WITH RESPECT TO THE VALIDITY, ENFORCEABILITY, OR PATENTABILITY OF ANY PATENTS OR THAT PRODUCTS WILL NOT INFRINGE PATENT RIGHTS OF A THIRD PARTY OR THAT AN ANDA WILL APPROVED.

                           ARTICLE 11. INDEMNIFICATION

           11.1   Par  shall  defend,   indemnify  and  hold  Advancis  and  its
directors, officers, employees, shareholders and agents, harmless from and against any and all Third Party claims, suits or demands for liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys


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and other  professionals)  arising out of or  resulting  from  Product  that was manufactured and/or distributed and/or marketed and/or sold by or on behalf of Par or by any of its Affiliates, distributors, co-marketers or sublicensees, each a "Par Indemnified Loss" except for a Par Indemnified Loss which arises
solely  out  of  the   intentional   misconduct   of  Advancis.   The  foregoing
notwithstanding, the indemnity under this Section 11.1 is limited to [***] of Par Indemnified Loss, except that such limitation shall not apply, and Par shall be responsible for [***] of each Par Indemified loss where (i) Advancis has reduced the Advancis Applicable Percentage under Section 6.6(a) and/or (ii) the Par Indemnified Loss results from the intentional misconduct of Par and/or the negligence of Par and/or (iii) the Par Indemnified Loss results from a failure by Par to comply with Applicable Laws.

           11.2 Advancis shall indemnify and hold Par and its directors, officers, employees, shareholders and agents, harmless from and against any and all Third Party claims, suits or demands for liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) resulting from development activities with respect to Product prior to Commercial Launch performed by or on behalf of Advancis, each an "Advancis Indemnified Loss," except for an Advancis Indemnified Loss which solely arises out of the intentional misconduct of Par. The Indemnity under this
Section 11.2 is limited to the Advancis Applicable Percentage of Advancis Indemnified Loss.

           11.3 A Party or any of its Affiliates or their respective directors, officers, employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 11 shall promptly notify the other
Party (the "Indemnitor") of any claim or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall

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assume the defense  thereof with counsel  mutually  satisfactory to the Parties;
PROVIDED,  HOWEVER,  that an  Indemnitee  shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this Article 11 shall not apply to amounts paid in settlement of any claim or action if such settlement is effected without the prior consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such claim or action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11 with respect to such action. The Indemnitee under this Article 11, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the
investigation   and   defense   of  any   claim  or  action   covered   by  this
indemnification. The Indemnitee shall not settle any such claim or action without the consent of the Indemnitor .

           11.4 The indemnity of Section 11.1 does not apply to a Par Indemnified Loss arising out of infringement of a patent of a Third Party, and any such Par Indemnified Loss is covered by Section 8.2, except that in the event that Advancis reduces or has reduced the Advancis Applicable Percentage under Section 6.6 (a), then the indemnity of Section 11.1 shall extend to each Par Indemnified Loss arising out of patent infringement and Par shall be responsible for one hundred percent (100%) of each such Par Indemnified Loss

                       ARTICLE 12. LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS PURSUANT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY

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CONSEQUENTIAL,  INCIDENTAL OR INDIRECT  DAMAGES OR LOSS OF OPPORTUNITY OR USE OF
ANY KIND SUFFERED BY THE OTHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE.

                        ARTICLE 13. TERM AND TERMINATION

     13.1. TERM. Unless earlier terminated pursuant to this Article 13, this Agreement shall continue in force and effect from the Effective Date for so long as Par continues to market Product.

     13.2. TERMINATION FOR BREACH. Either Party may terminate this Agreement upon written notice to the other Party at any time during the term of this Agreement if the other Party is in breach of any material term of this Agreement and has not cured such breach within thirty (30) days after notice requesting cure of the breach.

     13.3. TERMINATION BY PAR. If at any time Par determines in good faith that it does not want to launch the Product or no longer wishes to sell the Product. Par may terminate this Agreement upon ninety (90) days prior written notice to Advancis.

     13.4. SURVIVAL. Sections 13.4, 13.5 and 13.6 and Articles 1, 9, 11, 12 and 15 shall survive any expiration or termination of this Agreement. In addition, unless otherwise expressly set forth herein, no expiration or termination of this Agreement shall have any affect on any payment, obligation, representation or warranty under this Agreement accruing or arising prior to such expiration or termination.

     13.5. Upon any termination of this Agreement, Par shall assign to Advancis all right, title and interest in and to all Regulatory Approvals, the Approved Manufacturing Contracts, the Par Agreements, the Trademark, and Intellectual Property Rights of Par, provided however that to the extent that such Intellectual Property Rights of Par pertain to products other than Product, instead of assigning such Intellectual Property Rights of Par, Par agrees to grant and hereby grants to

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           Advancis in the  Territory  an  exclusive  license  with the right to sublicense under such Intellectual Property Rights of Par to make, have made, use, sell, offer to sell and import Product.

     13.6. Upon termination of this Agreement, Par shall terminate marketing and sale of Product.

                             ARTICLE 14. INSURANCE

           Each party shall obtain and maintain at all times during the term of this Agreement, prudent comprehensive general liability coverage appropriate to its activities with reputable and financially secure insurance carriers to cover its activities related to this Agreement. Additionally such insurance coverage shall include, without limitation, product liability coverage in an amount of no less than Ten Million dollars per occurrence to be in place prior to the Commercial Launch and for so long as Product is being sold pursuant to this Agreement.

                           ARTICLE 15. MISCELLANEOUS

     15.1. INTERPRETATION. Unless the context of this Agreement otherwise requires, (i) the terms "include," "includes," or "including" shall be deemed to be followed by the words "without limitation" unless otherwise indicated; (ii) words using the singular or plural number also include the other; (ii) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement; (iii) the terms "Article," "Section" and "Exhibit" refer to the specified Article, Section and Exhibit of this Agreement, and (iv) words of any gender include each other gender . Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     15.2. INDEPENDENT CONTRACTOR STATUS. . It is understood and agreed that the Parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither Party hereto is to be considered the agent of the other Party for any purpose whatsoever, and neither Party shall have any authority to enter into any contracts or assume any obligations for the other Party nor make any warranties or representations on behalf of that other Party.

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                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


     15.3. WAIVER. The waiver by either Party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     15.4. ASSIGNMENT. This Agreement may not be assigned by either Party without the prior consent of the other Party; provided, however, without consent either Party may assign this Agreement (a) to any entity which acquires substantially all of its assets or business or
           (b)  in   connection   with  a  merger,   consolidation   or  similar
           transaction.

     15.5. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties. Furthermore, it is the intention of the Parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both Parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both Parties to be an amendment or waiver.

     15.6. SEVERABILITY. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     15.7. FURTHER ASSURANCES. Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     15.8. USE OF PARTY'S NAME. No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement

     15.9. NOTICE AND REPORTS. All notices, consents or approvals required by this Agreement shall be in writing sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the Parties at the following

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                         ASTERISKS DENOTE SUCH OMISSION


           addresses or such other addresses as may be designated in writing by the respective Parties:

           TO ADVANCIS: 20425 Seneca Meadows Parkway Germantown,  MD 20876 Attn:
           CEO

           TO PAR:
           One Ram Ridge Road
           Spring Valley, New York  10977
           Attn:  CEO

Notices shall be deemed effective on the date of mailing.

     15.10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Delaware without regard to the conflicts of laws provisions thereof. The exclusive jurisdiction and venue of any action with respect to this Agreement shall be the state and federal courts of Delaware.

     15.11. CAPTIONS. Paragraph captions are inserted for convenience only and in no way are to construed to define, limit or affect the construction or interpretation hereof.

     15.12. FORCE MAJEURE. A Party shall not be liable for nonperformance or delay in performance [(other than of obligations regarding payment of money or confidentiality)] caused by any event reasonably beyond the control of such Party including, but not limited to wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.


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                     WITH SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


IN  WITNESS   WHEREOF,   the  Parties  hereto  have  executed  this  Supply  and
Distribution Agreement to be effective as of the Effective Date.



ADVANCIS PHARMACEUTICAL CORPORATION


By:    /s/ EDWARD M. RUDNIC
       -----------------------------

Title: President & CEO
       -----------------------------



PAR PHARMACEUTICAL, INC.


By:    /s/ SCOTT L. TARRIFF
       -----------------------------

Title: President & CEO
       -----------------------------


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